Exhibit 99.1
Information Release

UMB Financial Corporation
P.O. Box 419226
Kansas City, MO 64141-6226
816/860-7000
umb.com

P.O. Box 419226
Kansas City, MO 64141-6226
816/860-7000
umb.com

April 17, 2003
For Immediate Release
 Corporate Communications Contact: Bridget Mason Hess, 816-860-5644
Investor Relations Contact: Patrick Derpinghaus, 816-860-7076

UMB Financial Corporation Announces First Quarter Earnings

Kansas City, Mo. - UMB Financial Corporation (NASDAQ: UMBF), a Kansas City based multi-bank holding company, announced earnings of $14.5 million or $0.66 per share for the three months ended March 31, 2003. This was a $2.4 million or a 19.8% increase over the previous quarter's earnings of $12.1 million or $0.55 per share for the three months ended December 31, 2002. Increases in bond trading and service charge revenues as well as additional margin earned on seasonal public fund deposits fueled this increase. However, this also compares to earnings of $19.6 million or $0.89 per share for the three months ended March 31, 2002. The decline in earnings from the three months ended March 31, 2003, compared to 2002 was caused by lower average yields in loan and securities portfolios and a decrease in outstanding loan and securities balances caused by the slow economy. Net interest margin was 3.15 percent for the three months ended March 31, 2003, compared to 3.31 percent for the same period in 2002. Non-interest income declined for the three months ended March 31, 2003, compared to 2002 due to lower gains on the sale of securities and lower trust and securities processing fees directly related to the decline in the equity markets. Non-interest expenses were down significantly in the three months ended March 31, 2003, compared to 2002 due to lower overhead costs.

"While the pressure on net interest margins, an uncertain economy and languid equity markets continue to pose a challenge, our increase in earnings over last quarter is an indication that our ongoing focus on growing our fee-based business, increasing our customer base, diversifying our income streams, maintaining our high-quality loan portfolio and managing our operating expenses is paying off," said R. Crosby Kemper III, Chairman and CEO of UMB Financial Corporation and its lead bank, UMB Bank, n.a.

For the three months ended March 31, 2003, net interest income declined 12.0 percent to $50.7 million compared to $57.6 million for the three months ended March 31, 2002. Non-interest income for the three months ended March 31, 2003 totaled $58.7 million compared to $62.1 million for the same period in 2002. Non-interest expense for the three months ended March 31, 2003, was $86.4 million compared to $89.7 million for the three months ended March 31, 2002. Salaries and benefit costs declined due to reduction in staffing requirements. Equipment costs declined due to lower depreciation and repairs and maintenance.

During the three months ended March 31, 2003, UMB recorded a provision for loan losses of $4.0 million compared to a provision of $3.1 million for the three months ended March 31, 2002. Also during the three months ended March 31, 2003, the Company's net loan charge-offs were $1.75 million compared to $1.89 million for the three months ended March 31, 2002.

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For the three months ended March 31, 2003, average loans were $2.6 billion compared to $2.7 billion for the same period in 2002. Average deposit totals decreased to $5.46 billion for the three months ended March 31, 2003, compared to $6.03 billion for the same period in 2002. As of March 31, 2003, UMB had total shareholder's equity of $800 million a 3.8 percent increase from the prior year. The Company's equity to assets at March 31, 2003, was 10.89 percent.

The quality of the Company's loan portfolio remains high as nonperforming loans at March 31, 2003, totaled $15.6 million compared to $21.7 million a year earlier. Nonperforming loans as a percentage of average loans were .6% and .8%, respectively. Nonperforming loans are defined as nonaccrual loans and loans more than 90 days past due. The Company's allowance for loan losses totaled $39.5 million, or 1.56 percent of total loans at March 31, 2003. As of March 31, 2003, the allowance for loan losses was 254 percent of nonperforming loans compared to 170 percent one year earlier.

"Our continuing focus is on developing our consumer and middle market customer base and fee-income businesses. Our excellent investment performance, our superior cash management products, and our corporate and mutual fund services lessen our exposure to interest rate swings and give us a continuing growth profile," added Mr. Kemper. "While we don't anticipate an immediate change in the interest rate climate in 2003, we are well-positioned with a strong and liquid balance sheet to see us through this short-term environment, which also positions us well for longer-term growth."

In addition, the Company announced that the Board of Directors authorized the repurchase of up to one million shares of the company's common stock, or approximately five percent of the company's currently outstanding shares, during the next 12 months. Shares purchased under this program will be used for general corporate purposes and may be available for re-issuance in connection with the Company's stock option plan, dividend reinvestment plan and stock dividend program. The Company may repurchase the shares from time to time in open market or privately negotiated transactions at the Company's discretion, and on such terms, including, without limitation, quantity, timing and price, as management may determine to be in the Company's best interest.

About UMB
UMB Financial Corporation is a multi-bank holding company headquartered in Kansas City, Mo., offering complete banking and related financial services to both individual and business customers. Its banking subsidiaries own and operate 156 banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma and Nebraska. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include an investment services group based in Milwaukee, Wisconsin; a trust management company in South Dakota; and single-purpose companies that deal with brokerage services, consulting services, leasing, venture capital and insurance.

Forward-Looking Statements
This release contains forward-looking statements of expected future developments. We wish to ensure such statements are accompanied by meaningful cautionary statements pursuant to safe harbor established by the Private Securities Litigation Reform Act of 1995. The forward-looking statements in the release refer to the expectations regarding continuing operating improvement and other matters. These forward looking statement reflect management's expectations and are based on currently available data; however, actual results are subject to future events and uncertainties, which could materially affect actual performance. Our future performance involves a number of risks and uncertainties. Risks and uncertainties that could affect such performance include, but are not limited to: changing loan demand, the ability of customers to repay loans, changes in consumer saving habits, increases in employee costs, changes in interest rates, competition, and changes in economic conditions or regulatory requirements. Any forward-looking statements should be read in conjunction with information about risks and uncertainties set forth in the company's Securities and Exchange Commission reports, including its annual report and Form 10-K for the year ended December 31, 2002.

For more information, please review our first quarter financial statements.

FIRST QUARTER 2003 FINANCIAL HIGHLIGHTS	UMB Financial Corporation

(all dollars in thousands, except per share data) (unaudited)

Three Months Ended March 31	2003	2002

Net interest income	$50,737	$57,645
Provision for loan losses	3,973	3,106
Noninterest income	58,748	62,092
Noninterest expense	86,351	89,659
Income before income taxes	19,161	26,972
Net income	14,507	19,578
Net income per share - Basic	0.66	0.89
Net income per share - Diluted	0.66	0.88
Return on average assets	0.78%	0.95%
Return on average equity	7.29%	10.17%

At March 31

Assets	$7,342,126	$8,285,335
Loans, net of unearned interest	2,538,125	2,717,000
Securities	3,768,510	4,471,743
Deposits	5,474,710	6,032,686
Shareholders' equity	799,841	770,465
Book value per share	36.75	34.92
Market price per share	36.67	42.88
Equity to assets	10.89%	9.30%
Allowance for loan losses	$39,548	$36,850
As a % of loans	1.56%	1.36%
Nonaccrual and restructured loans	$9,578	$13,734
As a % of loans	0.38%	0.51%
Loans over 90 days past due	$6,005	$7,929
As a % of loans	0.24%	0.29%
Other real estate owned	$4,965	$5,833

Common shares outstanding	21,765,436	22,062,781

Average Balances
Three Months Ended March 31

Assets	$7,534,726	$8,390,270
Loans, net of unearned interest	2,565,621	2,747,831
Securities	3,927,155	4,453,568
Deposits	5,458,202	6,027,775
Shareholders' equity	806,735	780,578

CONSOLIDATED BALANCE SHEETS	UMB Financial Corporation

(all dollars in thousands) (unaudited)
	March 31,
Assets	2003	2002

Loans:
Commercial, financial and agricultural	$1,279,897	$1,596,923
Consumer (net of unearned interest)	805,471	820,545
Real estate	444,860	292,067
Leases	7,897	7,465
Allowance for loan losses	(39,548)	(36,850)

Net loans	$2,498,577	$2,680,150
Securities available for sale:
U.S. Treasury and agencies	$2,813,327	$3,499,776
State and political subdivisions	345,296	163,588
Commercial paper and other	174,752	239,355

Total securities available for sale	$3,333,375	$3,902,719
Securities held to maturity:
State and political subdivisions	$376,449	$509,534
Federal funds and resell agreements	95,672	297,604
Trading securities & other earning assets	60,520	61,324

Total earning assets	$6,364,593	$7,451,331
Cash and due from banks	592,402	415,204
Bank premises and equipment	228,590	236,449
Accrued income	52,028	63,262
Goodwill on purchased affiliates	54,761	53,017
Other intangibles	6,324	8,262
Other assets	43,428	57,810

Total assets	$7,342,126	$8,285,335

Liabilities

Deposits:
Noninterest - bearing demand	$1,864,749	$1,907,147
Interest - bearing demand and savings	2,560,210	2,963,244
Time deposits under $100,000	806,621	893,854
Time deposits of $100,000 or more	243,130	268,441

Total deposits	$5,474,710	$6,032,686
Federal funds and repurchase agreements	954,991	1,336,518
Short-term debt	18,991	37,883
Long-term debt	12,777	26,543
Accrued expenses and taxes	45,097	49,415
Other liabilities	35,719	31,825

Total liabilities	$6,542,285	$7,514,870

Shareholders' Equity

Common stock	$27,528	$27,528
Capital surplus	726,366	726,347
Retained earnings	250,439	215,935
Accumulated other comprehensive income	18,693	11,999
Unearned ESOP shares	-	(1,866)
Treasury stock	(223,185)	(209,478)

Total shareholders' equity	$799,841	$770,465

Total liabilities and shareholders' equity	$7,342,126	$8,285,335

CONSOLIDATED STATEMENTS OF INCOME	UMB Financial Corporation

(all dollars in thousands, except per share data) (unaudited)
	Three Months Ended March 31,
Interest Income	2003	2002

Loans	$35,359	$42,553
Securities:
Taxable Interest	21,441	29,128
Tax-exempt interest	6,315	6,835

Total securities income	27,756	35,963
Federal funds and resell agreements	417	1,027
Trading securities	461	683

Total interest income	$63,993	$80,226

Interest Expense

Deposits	$10,069	$17,119
Federal funds and repurchase agreements	2,746	4,578
Short-term debt	48	419
Long-term debt	393	465

Total interest expense	$13,256	$22,581

Net interest income	$50,737	$57,645
Provision for loan losses	3,973	3,106

Net interest income after provision	$46,764	$54,539

Noninterest Income

Trust and securities processing	$21,120	$25,071
Trading and investment banking	6,032	4,679
Service charges and fees	17,752	16,436
Other service charges and fees	3,748	3,695
Bankcard fees	7,517	6,927
Investment security gains	-	2,416
Other	2,579	2,868

Total noninterest income	$58,748	$62,092

Noninterest Expense

Salaries and employee benefits	$49,894	$51,332
Occupancy, net	5,852	5,468
Equipment	10,270	11,258
Supplies and services	5,892	6,260
Marketing & business development	3,344	3,215
Processing fees	4,556	5,077
Legal & consulting fees	1,406	1,384
Amortization of other intangibles	495	508
Other	4,642	5,157

Total noninterest expense	$86,351	$89,659

Income before income taxes	$19,161	$26,972
Income tax provision	4,654	7,394

Net income	$14,507	$19,578

Per Share

Net income- Basic	$0.66	$0.89
Net income- Diluted	$0.66	$0.88
Dividends	$0.20	$0.20
Weighted average shares outstanding	21,919,285	22,088,912

Consolidated Statements of Shareholders' Equity			UMB Financial Corporation

(all dollars in thousands) (unaudited)
	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income(Loss)	Treasury Stock	Unearned ESOP	Total
Balance - January 1, 2002	$27,528	$726,347	$200,780	$22,526	$(206,113)	$(2,491)		$768,577
Net income	-	-	19,578	-	-	-		19,578
Comprehensive income, change in unrealized loss on securities of $18,864, net of tax $6,791 and the reclassification adjustment for gains included in net income of $2,416 net tax of $870	-	-	-	(10,527)	-	-		(10,527)

Total comprehensive income								9,051
Cash Dividends	-	-	(4,423)	-	-	-		(4,423)
Earned ESOP shares	-	-	-	-	-	625		625
Purchase of treasury stock	-	-	-	-	(3,481)	-		(3,481)
Sale of treasury stock	-	-	-	-	9	-		9
Exercise of stock options	-	-	-	-	107	-		107

Balance - March 31, 2002	$27,528	$726,347	$215,935	$11,999	$(209,478)	$(1,866)		$770,465

Balance - January 1, 2003	$27,528	$726,368	$240,295	$23,678	$(215,069)	$-		$802,800
Net income	-	-	14,507	-	-	-		14,507
Comprehensive income,change in unrealized loss on securities of $7,789, net of tax $2,804	-	-	-	(4,985)	-	-		(4,985)

Total comprehensive income								9,522
Cash dividends	-	-	(4,363)	-	-	-		(4,363)
Earned ESOP shares	-	-	-	-	-		-
Purchase of treasury stock	-	-	-	-	(8,144)	-		(8,144)
Sale of treasury stock	-	-	-	-	8	-		8
Exercise of stock options	-	(2)	-	-	20	-		18

Balance - March 31, 2003	$27,528	$726,366	$250,439	$18,693	$(223,185)	$-		$799,841

Average Balances / Yields and Rates		UMB Financial Corporation

(tax - equivalent basis)

(all dollars in thousands, except per share data) (unaudited)	Three Months Ended March 31,
	2003		2002

Assets	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate

Loans, net of unearned interest	$2,565,621	5.60%	$2,747,831	6.31%
Securities:
Taxable	$3,220,011	2.70	$3,788,288	3.12
Tax-exempt	707,144	4.26	665,280	6.25

Total securities	$3,927,155	2.98	$4,453,568	3.59
Federal funds and resell agreements	134,594	1.26	236,622	1.76
Other earning assets	55,129	3.42	64,992	4.36

Total earning assets	$6,682,499	3.95	$7,503,013	4.53
Allowance for loan losses	(38,263)		(35,942)
Other assets	890,490		923,199

Total assets	$7,534,726		$8,390,270

Liabilities and Shareholders' Equity

Interest-bearing deposits	$3,721,836	1.10%	$4,199,465	1.65%
Federal funds and repurchase agreements	1,155,773	0.96	1,372,202	1.35
Borrowed funds	43,975	4.07	139,155	2.58

Total interest-bearing liabilities	$4,921,584	1.09	$5,710,822	1.60
Noninterest-bearing demand deposits	1,736,366		1,828,310
Other liabilities	70,041		70,560
Shareholders' equity	806,735		780,578

Total liabilities and shareholders' equity	$7,534,726		$8,390,270

Net interest spread		2.86%		2.93%
Net interest margin		3.15		3.31

Selected Financial Data of Affiliate Banks			UMB Financial Corporation

(all dollars in thousands)(unaudited)	March 31, 2003
Missouri	Total Assets	Loans Net of Unearned Interest	Total Deposits	Shareholders' Equity

UMB Bank, n.a.	$6,317,416	$2,079,325	$4,797,061	$545,850
UMB Bank, Warsaw	86,470	20,167	64,070	6,110

Colorado

UMB Bank Colorado, n. a.	$369,245	$175,673	$109,141	$29,345

Kansas

UMB National Bank of America	$534,147	$143,784	$395,596	$75,161

Nebraska

UMB Bank Omaha, n.a.	$87,117	$83,276	$25,409	$6,656

Banking - Related Subsidiaries

UMB Properties, Inc.
UMB Community Development Corporation
UMB Banc Leasing Corp.
UMB U.S.A., n.a.
UMB Scout Brokerage Services, Inc.
UMB Scout Insurance Services, Inc.
UMB Capital Corporation
United Missouri Insurance Company
UMB Trust Company of South Dakota
Scout Investment Advisors, Inc.
UMB Fund Services
UMB Consulting Services, Inc.